                                                                    EXHIBIT - 21


                          GOODY'S FAMILY CLOTHING, INC.


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                               STATE OF INCORPORATION
              NAME OF SUBSIDIARY           PARENT OR GENERAL PARTNER OF SUBSIDIARY              OR ORGANIZATION
          -------------------------    -----------------------------------------------      -------------------------

          SYDOOG, Inc.                 Goody's Family Clothing, Inc.                        Delaware
          GOFAMCLO, Inc.               Goody's Family Clothing, Inc.                        Delaware
          GFCFS, LLC                   SYDOOG, Inc.                                         Delaware
          Trebor of TN, Inc.           Goody's Family Clothing, Inc.                        Tennessee
          GOODY'S MS, L.P.             Trebor of TN, Inc.                                   Tennessee
          GOODY'S IN, L.P.             Trebor of TN, Inc.                                   Tennessee
          GFCTX, L.P.                  Trebor of TN, Inc.                                   Tennessee
          GFCGA, L.P.                  Trebor of TN, Inc.                                   Tennessee
          GFCTN, L.P.                  Trebor of TN, Inc.                                   Tennessee